AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 12, 1999
                                                       REGISTRATION NO. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                       APPLIED GRAPHICS TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                                 --------------

            DELAWARE                                           13-3864004
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                             Identificaton No.)

                              450 WEST 33RD STREET
                            NEW YORK, NEW YORK 10001
                                 (212) 716-6600
                    (Address of Principal Executive Offices)


                    APPLIED GRAPHICS TECHNOLOGIES, INC. 1998
                     INCENTIVE COMPENSATION PLAN, AS AMENDED
                            (Full Title of the Plan)

                                 ---------------

                                 MARTIN D. KRALL
                EXECUTIVE VICE PRESIDENT AND CHIEF LEGAL OFFICER
                       APPLIED GRAPHICS TECHNOLOGIES, INC.
                              450 WEST 33RD STREET
                            NEW YORK, NEW YORK 10001
                     (Name and address of agent for service)

                                 (212) 716-6600
                     (Telephone number, including area code,
                              of agent for service)

                                   ----------

                                   COPIES TO:
                            JEFFREY J. WEINBERG, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153




NY2:\369985\05\7XHD05!.DOC\16307.0009

                         CALCULATION OF REGISTRATION FEE

-------------------------------- ------------------- -------------------- ----------------- -------------------
                                                      Proposed Maximum        Proposed
                                                          Offering            Maximum
                                                     Price Per Share(2)      Aggregate          Amount of
      Title of Securities           Amount to be                              Offering         Registration
       to be Registered            Registered(1)                              Price(2)             Fee
-------------------------------- ------------------- -------------------- ----------------- -------------------
Common Stock, par value $.01      4,000,000 shares         $7.0625           $28,250,000         $7,853.50
per share, subject to stock
options and/or stock
appreciation rights
-------------------------------- ------------------- -------------------- ----------------- -------------------

(1) In accordance with Rule 429 under the Securities Act of 1933, the Prospectus included in this Registration Statement is a combined prospectus which also relates to Registration Statement No. 333-25059 pursuant to which 1,397,600 shares of Common Stock have previously been registered. A registration fee of $9,090.66 with respect to such previously registered shares of Common Stock has already been paid. This Registration Statement also covers an indeterminate number of shares of Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market as of April 9, 1999.

                                    PART I.

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


                  The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents filed with the Commission by Applied Graphics Technologies, Inc. (the "Company") are incorporated herein by reference:

                  (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

                  (b) Current Report on Form 8-K filed March 22, 1999;

                  (c) Current Report on Form 8-K filed April 6, 1999; and

                  (d) The description of the Company's Common Stock, par value $.01 per share, contained in the Company's Registration Statement on Form 8-A including any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  John Zuccotti, Senior Counsel at Weil, Gotshal & Manges LLP, counsel to the Company, is a director of the Company.

Item 6.           Indemnification of Directors and Officers.

                  The Delaware General Corporation Law (the "Delaware Law") provides that a corporation may limit the liability of each director to the corporation or its stockholders for monetary damages except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases; and (iv) for any transaction from which the director derives an improper personal benefit. The Company's Certificate of Incorporation and Bylaws provide for the elimination and limitation of the personal liability of directors of the Company for monetary damages to the fullest extent permitted by the Delaware Law. In addition, the Certificate of Incorporation and Bylaws provide that if the Delaware Law is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by the Delaware Law, as so amended. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. The provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Bylaws provide that the Company shall, to the full extent permitted by the Delaware Law, as amended from time to time, indemnify and advance expenses to each of its currently acting and former directors, officers, employees and agents.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

                  (4.1)     --      First Restated Certificate of Incorporation
                                    of Applied Graphics Technologies, Inc.
                                    (incorporated by reference to Exhibit No.
                                    3.1 forming part of the Registrant's
                                    Registration Statement on Form S-1 (File No.
                                    333-00478) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).

                  (4.2)     --      Certificate of Amendment to Certificate of
                                    Incorporation, filed with the Delaware
                                    Secretary of State on May 27, 1998
                                    (incorporated by reference to Exhibit No.
                                    3.1(b) forming part of the Registrant's
                                    Quarterly Report on Form 10-Q for the
                                    quarterly period ended June 30, 1998).

                  (4.3)     --      Amended and Restated Bylaws of Applied
                                    Graphics Technologies, Inc. (incorporated by reference to Exhibit No. 3.2 forming part of Amendment No. 3 to the Registrant's
                                    Registration Statement on Form S-1 (File No.
                                    333-00478) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).

                  (4.4)     --      Form of Resolutions of the Board of
                                    Directors of Applied Graphics Technologies,
                                    Inc., adopted at a Board meeting on February
                                    13, 1998, amending the Bylaws (incorporated by reference to Exhibit No. 3.3 forming part of the Registrant's Registration Statement on Form S-4 (File No. 333-51135) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).

                  5.1       --      Opinion of Weil, Gotshal & Manges LLP.

                  23.1      --      Consent of Deloitte & Touche LLP.

                  (23.2)    --      Consent of Weil, Gotshal & Manges LLP
                                    (included in the opinion filed as Exhibit 5 to this Registration Statement).

                  (24.1)    --      Power of Attorney (included in the signature
                                    page to this Registration Statement).

                  (99.1)    --      Applied Graphics Technologies, Inc. 1998
                                    Incentive Compensation Plan (incorporated by reference to Exhibit E to the Registrant's
                                    Proxy Statement/ Prospectus forming part of the Registrant's Registration Statement on
                                    Form S-4 (File No. 333-51135) filed with the
                                    Securities and Exchange Commission under the Securities Act of 1933, as amended).

                  (99.2)    --      First Amendment to the Applied Graphics
                                    Technologies, Inc. 1998 Incentive
                                    Compensation Plan (incorporated by reference to Exhibit 10.8(b) forming part of the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30,
                                    1998).

Item 9.           Undertakings.

(a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at this time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on this 9th day of April, 1999.

                                   APPLIED GRAPHICS TECHNOLOGIES, INC.

                                   By: /s/ Martin D. Krall
                                       ----------------------------------------
                                       Martin D. Krall
                                       Executive Vice President,
                                       Chief Legal Officer and Secretary




                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Fred Drasner, Mortimer B. Zuckerman, Martin D. Krall and Louis Salamone, Jr., each acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated.

             Signature                            Title                             Date
             ---------                            -----                             ----
 /s/ Fred Drasner                      Director, Chairman,                      April 9, 1999
------------------------------------   Chief Executive Officer
Fred Drasner                           and Chief Operating Officer
                                       (Principal Executive Officer)

 /s/ Diane Romano                      President                                April 9, 1999
------------------------------------
Diane Romano


 /s/ Louis Salamone, Jr.               Senior Vice President and                April 9, 1999
------------------------------------   Chief Financial Officer
Louis Salamone, Jr.                    (Principal Financial Officer)


 /s/ Martin D. Krall                   Director, Executive Vice                 April 9, 1999
------------------------------------   President, Chief Legal
Martin D. Krall                        Officer and Secretary


 /s/ Mortimer B. Zuckerman             Chairman of the Board                    April 9, 1999
------------------------------------   of Directors
Mortimer B. Zuckerman


/s/ John R. Harris                     Director                                 April 9, 1999
------------------------------------
John R. Harris


 /s/ Edward H. Linde                   Director                                 April 9, 1999
------------------------------------
Edward H. Linde


 /s/ Howard Stringer                   Director                                 April 9, 1999
------------------------------------
Howard Stringer


 /s/ Linda J. Wachner                  Director                                 April 9, 1999
------------------------------------
Linda J. Wachner


 /s/ John Zuccotti                     Director                                 April 9, 1999
------------------------------------
John Zuccotti


 /s/ Marne Obernauer, Jr.              Vice Chairman and Director               April 9, 1999
------------------------------------
Marne Obernauer, Jr.


 /s/ David R. Parker                   Director                                 April 9, 1999
------------------------------------
David R. Parker



                                       10

                                  EXHIBIT INDEX

                                                                      Sequential
Exhibits                                                            Page Numbers
--------                                                            ------------

(4.1)    --       First Restated Certificate of Incorporation of
                  Applied Graphics Technologies, Inc. (incorporated by
                  reference to Exhibit No. 3.1 forming part of the
                  Registrant's Registration Statement on Form S-1
                  (File `No. 333-00478) filed with the Securities and
                  Exchange Commission under the Securities Act of
                  1933, as amended).

(4.2)    --       Certificate of Amendment to Certificate of
                  Incorporation, filed with the Delaware Secretary of
                  State on May 27, 1998 (incorporated by reference to
                  Exhibit No. 3.1(b) forming part of the Registrant's
                  Quarterly Report on Form 10-Q for the quarterly
                  period ended June 30, 1998).

(4.3)    --       Amended and Restated Bylaws of Applied Graphics
                  Technologies, Inc. (incorporated by reference to
                  Exhibit No. 3.2 forming part of Amendment No. 3 to
                  the Registrant's Registration Statement on Form S-1
                  (File No. 333-00478) filed with the Securities and
                  Exchange Commission under the Securities Act of
                  1933, as amended).

(4.4)    --       Form of Resolutions of the Board of Directors of
                  Applied Graphics Technologies, Inc., adopted at a
                  Board meeting on February 13, 1998, amending the
                  Bylaws (incorporated by reference to Exhibit No. 3.3
                  forming part of the Registrant's Registration
                  Statement on Form S-4 (File No. 333-51135) filed
                  with the Securities and Exchange Commission under
                  the Securities Act of 1933, as amended).

5.1      --       Opinion of Weil, Gotshal & Manges LLP.



                                       11

23.1        --    Consent of Deloitte & Touche LLP.

(23.2)      --    Consent of Weil, Gotshal & Manges LLP
                  (included in the opinion filed as Exhibit
                  5 to this Registration Statement).

(24.1)      --    Power of Attorney (included in the
                  signature page to this Registration
                  Statement).

(99.1)      --    Applied Graphics Technologies, Inc. 1998 Incentive
                  Compensation Plan (incorporated by reference to
                  Exhibit E to the Registrant's Proxy
                  Statement/Prospectus forming part of the
                  Registrant's Registration Statement on Form S-4
                  (File No. 333-51135) filed with the Securities and
                  Exchange Commission under the Securities Act of
                  1933, as amended).

(99.2)      --    First Amendment to the Applied Graphics
                  Technologies, Inc. 1998 Incentive Compensation Plan
                  (incorporated by reference to Exhibit 10.8(b)
                  forming part of the Registrant's Quarterly Report on
                  Form 10-Q for the quarterly period ended June 30,
                  1998).








                                       12
